U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2013

ANDAIN, INC.

(Exact Name of Company as Specified in Its Charter)

Nevada	0-51216	20-2066406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Beverly Drive, Suite 312, Beverly Hills, California 90212

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (310) 286-1777

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2013, the Company entered into a Regulation S Stock Purchase Agreement with 1568934 Ontario Limited, an Ontario limited partnership (“Ontario”) (see Exhibit 10). Under this agreement, Ontario purchased from the Company 21,316,000 shares of the Company’s common stock for the sum of $180,000. These shares were issued by the Company and received by Ontario on July 1, 2013.

In connection with the purchase of the Company’s common stock under the agreement with Ontario, the Company granted to Ontario an option to purchase up to 6,800,000 restricted shares of Company common stock at an exercise price equal to 67% of the lowest share price of the first one million shares sold by the Company’s underwriter to the public as of the Company public offering set in a Form S-1 registration statement to be filed with the Securities and Exchange Commission. The exercise period for this option commences the day following the date that the Company’s underwriter completes the sale of the first 1,000,000 shares of the common stock and continuing up to 5:00 p.m. Pacific Standard Time on a date which is 24 months from the date of such sale of the aforementioned shares.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

(a) The Company sold restricted shares of common stock, and granted the stock option, both as described under Item 1.01 above. In addition, on June 30, 2013, the Company took the following actions with regard to issuance of certain shares of common stock:

The Company agreed to re-issue restricted shares of common stock, which were issued previously based on agreements and board resolutions, and were returned to the Company’s treasury due to issuance errors. These shares are: 2,720,000 shares to Sam Elimelech, the Company’s President and CEO, 2,720,000 shares to Gai Mar-Chaim, the Company's Secretary/Treasurer, 86,667 shares to Globex Transfer LLC, the former transfer agent for the Company, and 122,648 shares to several consultants.

The Company issued 600,000 restricted shares of common stock to 1568934 Ontario Limited as rent for the 2013 calendar year under a Corporate Office Services Agreement, dated January 5, 2012.

The Company issued an additional 20,000 restricted shares of common stock (effective back to January 1, 2012) to 1568934 Ontario Limited in order that the total value of the shares issued for 2011 (80,000 - $0.75 per share) for rent of offices provided by 1568934 Ontario Limited located in Beverly Hills, California equals $60,000 (the Company pays restricted shares of common stock to cover the value of $5,000 each month for rent, electricity, telephones, and other expenses of the office) - on August 8, 2011, the Company issued 60,000 restricted shares of common stock, valued at $45,000.

The Company issued 500,000 restricted shares of common stock to Globex Transfer LLC, the former transfer agent for the Company, as share-based payment for its services.

With respect to these sales of  unregistered securities (except for the shares issued to Globex Transfer LLC), the Company relied on the exemptive provisions of Regulation S under the Securities Act of 1933, as amended (“Securities Act”). At all times relevant the securities were offered subject to the following terms and conditions:

• The purchaser is not a U.S. Person, as defined under Rule 902 of Regulation S.

•	At the time of the origination of contact concerning the agreement and the date of the execution and delivery of the agreement, the purchaser was outside of the United States.

•	The purchaser will not, during the period commencing on the date of issuance of the shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (“Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

•	The purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

•	The purchaser has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

•	Neither the purchaser nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Persons with respect to the shares and the purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

•	The transactions contemplated have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

•	Neither the purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the shares. The purchaser agrees not to cause any advertisement of the shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the United States or its territories, and only incompliance with any local applicable securities laws.

•	Each certificate representing the shares is endorsed with a restrictive legend restricting their disposition.

•	The purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the shares.

•	all sales under this offering were made through Sam Shlomo Elimelech and Gai Mar-Chaim, directors of the Company.

With respect to these sales of  unregistered securities to Globex Transfer LLC, the Company relied on the exemptive provisions of Rule 506 of Regulation D under the Securities Act of 1933, as amended. At all times relevant the securities were offered subject to the following terms and conditions:

• the sales were made exclusively to accredited investors, as defined in Rule 502;

•	the purchasers were given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•	at a reasonable time prior to the sale of securities, the purchaser were advised of the limitations on resale in the manner contained in Rule 502(d)2;

•	neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

•	all sales under this offering were made through officers/directors of the Company.

No commissions were paid in connection with any of the sales noted above under Regulation S and Regulation D. All funds received from the sale of the common stock are to be used for working capital purposes. All share certificates bear a legend restricting their disposition.

(b) On June 30, 2013, the Company took the following actions with regard to cancellation of certain shares of common stock:

The Company agreed to cancel 1,500,000 restricted shares of common stock previously issued to Otzarot Tarshish Nechasim Vehashkaott Ltd., and 1,500,000 restricted shares of common stock previously issued to Amir Uziel Economic Consultant Ltd., which were issued as share-based payments for financial consulting services (these shares remained at the Company's treasury since these consultants did not provide services to the Company.

The Company agreed to cancel 375,000 restricted shares of common stock previously issued to AID Capital, which were issued as a share-based payment for financial consulting services; these services were not provided.

The Company agreed to cancel 55,000 shares of common stock that were previously issued based on subscription agreement to private investors who did not remit the payment for these shares.

ITEM 8.01 OTHER EVENTS.

On June 18, 2013, Pacific Stock Transfer Company became the transfer agent for the Company (replacing Globex Transfer LLC).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Andain, Inc.

Dated:	August 12, 2013	By:	/s/ Same Shlomo Elimelech
Sam Shlomo Elimelech, President

EXHIBIT INDEX

Number Description

10	Regulation S Stock Purchase Agreement between the Company and 1568934 Ontario Limited, dated April 10, 2013 (including Schedule 1.3 (Option to Purchase of Shares of Common Stock)) (incorporated by reference to Exhibit 10 of the Form 8-K filed on June 21, 2013).